                                                                EXHIBIT 23(b)






We hereby consent to the reference to our firm in this Registration Statement under the heading "Legal Matters." In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.



                                /s/ Arent Fox Kintner Plotkin & Kahn
                                ------------------------------------
                                Arent Fox Kintner Plotkin & Kahn





May 23, 1997